UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2019

TALOS ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 3300 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-328-3000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

The Board of Directors (the “Board”) of Talos Energy Inc. (the “Company”) has determined that the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”) will be held on May 6, 2019 at 10:30 a.m. Houston time. The Board has set March 11, 2019 as the record date for determining stockholders entitled to receive notice of, and vote at, the 2019 Annual Meeting.

The 2019 Annual Meeting is the Company’s first annual meeting after the previously disclosed business combination between Talos Energy LLC and Stone Energy Corporation, pursuant to which the Company became a publicly traded entity. According to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2019 Annual Meeting must ensure that such proposal is received by the Company no later than the close of business on March 1, 2019, which the Company believes is a reasonable time before it expects to begin to print and send the proxy materials to its stockholders. Any such proposals must be received at the Company’s principal executive offices by such deadline, addressed to the Corporate Secretary at 333 Clay Street, Suite 3300, Houston, TX 77002, and must otherwise comply with all other requirements of Rule 14a-8 under the Exchange Act. Nothing in this paragraph shall be deemed to require the Company to include in the proxy materials for such meeting any stockholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time.

Under the Company’s amended and restated bylaws, the deadline has passed for notifying the Company of director nominations or other business to be brought before the stockholders at the 2019 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALOS ENERGY INC.

Date: February 15, 2019	By:	/s/ William S. Moss III
	Name:	William S. Moss III
	Title:	Executive Vice President, General Counsel and Secretary

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